Exhibit 5.1

KEGLER, BROWN, HILL & RITTER CO., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215

(614) 462-5400

April 26, 2013

Board of Directors

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Re:	PowerSecure International, Inc.
Registration Statement on Form S-4

Gentlemen:

We have acted as counsel to PowerSecure International, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale from time to time of up to 2,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), in connection with future business combination transactions or acquisitions by the Company or its subsidiaries of businesses, assets or securities (the “Shares”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Shares may be offered in one or more offerings in amounts and on terms to be determined at the time of the offering, to be set forth, if necessary, in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Second Restated Certificate of Incorporation, as amended, (ii) the Company’s Amended and Restated By-Laws, (iii) the Registration Statement, (iv) the specimen certificates evidencing the Shares, (v) resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other things, the authorization and issuance of the Shares and the registration of the resale thereof, and (vi) such other documents, certificates and records as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others, without independent verification of the facts set forth therein.

In connection with rendering our opinions set forth below, we have assumed that:

(i)	all information contained in all documents reviewed by us is true and correct;

(ii)	all signatures on all documents examined by us are genuine;

(iii)	each natural person signing the documents we examined had the legal capacity to do so; and

(iv)	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when (i) the Board (or an authorized committee thereof) has taken all necessary corporate action (including the adoption and approval of resolutions authorizing the Company to issue, offer and sell the Shares) to authorize and approve the acquisition transaction pursuant to which the Shares are to be issued and the related issuance of Shares and any related documentation, and (ii) the Shares are issued, sold, delivered and paid for in accordance with the Registration Statement, any applicable Prospectus Supplement and the terms of the definitive agreement governing the issuance of such Shares, the Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion assumes that, at or prior to the time of delivery of any such Shares, (i) the Registration Statement and any required post-effective amendments thereto shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) any necessary Prospectus Supplement with respect to such Common Stock shall have been timely filed with the Commission and any required exhibits shall have been timely filed with the Commission in an amendment to the Registration Statement or with a Current Report on Form 8-K; and (iii) upon the issuance of the Shares, the total number of issued and outstanding shares of Common Stock of the Company will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Restated Certificate.

This opinion is limited to, and we express no opinion as to matters involving the laws of any jurisdiction other than, the General Corporation Law of the State of Delaware and the laws of the State of Ohio, all as currently in effect. We express no opinion concerning the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is furnished by us solely in connection with the issuance of the Shares and the filing of the Registration Statement and any amendments thereto, and is not to be used for any other purpose. This opinion is limited to the matters expressly set forth herein, and no opinion should be inferred or implied as to any other matters relating to the Company, the Shares or otherwise.

The opinions expressed herein speak only as of the date of this letter. We assume no obligation to revise or supplement this opinion or to advise you of any changes in the opinions expressed herein in the event of any changes to the laws or facts on which these opinions are based.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to us under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Kegler, Brown, Hill & Ritter Co., L.P.A.

KEGLER, BROWN, HILL & RITTER CO., L.P.A.